   As filed with the Securities and Exchange Commission on September 30, 2004

                                                    Registration No. 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                                   LIBBEY INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                                                        34-1559357
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               300 MADISON AVENUE
                               TOLEDO, OHIO 43611
                    (Address of principal executive offices)
                                 ---------------

     THE AMENDED AND RESTATED 1999 EQUITY PARTICIPATION PLAN OF LIBBEY INC.

                            (full title of the plan)
                                 ---------------
                                                    Copy to:

Susan A. Kovach                                     Christopher Lueking
Vice President, General Counsel                     Latham & Watkins
and Secretary                                       Sears Tower, Suite 5800
Libbey Inc.                                         Chicago, Illinois 60606
300 Madison Avenue                                  (312) 876-7700
Toledo, Ohio 43611                                  Counsel to Registrant
(419) 325-2100

                                 ---------------

                                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
Title of Each Class of                   Amount to be      Proposed Maximum     Proposed Maximum    Amount of
Securities to be Registered              Registered (1)    Offering Price       Aggregate           Registration
                                                           Per Share (2)        Offering Price(2)   Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   1,000,000 shares       $17.30             $17,300,000         $2,192
=================================================================================================================

(1) The Amended and Restated 1999 Equity Participation Plan of Libbey Inc. (the "Plan") authorizes the issuance of a maximum of 2,000,000 shares of common stock of Libbey Inc. (the "Company") plus substitutions or adjustments to shares to account for any change in corporate capitalization, such as a stock split, any merger, consolidation, recapitalization or other distribution of stock or property. This Registration Statement registers 1,000,000 shares of common stock of the Company for issuance pursuant to the Plan. On November 1, 2001 the Company filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (File No. 333-49082) relating to 1,000,000 shares of common stock of the Company to be awarded and sold under the Plan prior to its Amendment and Restatement. The contents of all prior registration statements are incorporated into this Registration Statement by reference.

(2) Estimated solely for purposes of computing the registration fee for the 1,000,000 shares registered hereunder. Pursuant to Rule 457(c), the proposed Maximum Offering Price Per Share is based on the high and low trading prices of the Company's common stock on the New York Stock Exchange on September 27, 2004.

================================================================================

                                     PART I

ITEM 1. PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below have been filed by Libbey Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

                  a. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 10-K");

                  b. The Company's Proxy Statement, dated March 30, 2004 for the Annual Meeting of Stockholders held on May 6, 2004 which incorporates by reference our 2003 Annual Report to Stockholders contained in the 2003 10-K;

                  c. The Company's Quarterly Report on Forms 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004;

                  d. All other reports filed by us pursuant to Sections 13(c), or 14 of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2003;

                  e. The description of our Common Stock contained in our Registration Statement on Form 8-A filed on July 16, 1993 pursuant to
         Section 12 of the Securities Exchange Act of 1934; and

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not required to be filed with this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Not required to be filed with this Registration Statement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

EXHIBIT                                                                                      SEQUENTIALLY
NUMBER            DESCRIPTION OF EXHIBIT                                                     NUMBERED PAGE
------            ----------------------                                                     -------------
5                 Opinion of Latham & Watkins.                                                          6
23(a)             Consent of Independent Auditors.                                                      8
23(b)             Consent of Latham & Watkins (included in Exhibit 5).                                  6

24                Power of Attorney (included in the signature page to the Registration                 4
                  Statement).


ITEM 9. UNDERTAKINGS

         Not required to be filed with this Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, Ohio, on September 8, 2004.


                               LIBBEY INC.


                               By: /s/ SUSAN A. KOVACH
                                   --------------------------------------
                                   Susan A. Kovach
                                   Vice President, General Counsel and Secretary



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Susan A. Kovach and Scott M. Sellick, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Libbey Inc. and on the dates indicated.


SIGNATURES                                              TITLES                           DATE
---------------------------------------                 -----------------------------    ---------------------------------------
                                                        Chairman of the Board of         September__, 2004
/s/ JOHN. F. MEIER                                      Directors and Chief Executive
---------------------------------------                 Officer (Principal Executive
    John F. Meier                                       Officer)

                                                        Executive Vice President,        September__, 2004
                                                        Chief Operating Officer and
/s/ RICHARD I. REYNOLDS                                 Director
---------------------------------------
    Richard I. Reynolds

                                                        Vice President and Chief         September__, 2004
                                                        Financial Officer (Principal
/s/ SCOTT M. SELLICK                                    Financial Officer and
---------------------------------------                 Principal Accounting Officer)
    Scott M. Sellick

/s/ CARLOS V. DUNO                                     Director                         September 8, 2004
---------------------------------------
     Carlos V. Duno

/s/ WILLIAM A. FOLEY                                    Director                         September 9, 2004
---------------------------------------
     William A. Foley

/s/ PETER C. McC. HOWELL                                Director                         September__, 2004
---------------------------------------
     Peter C. McC. Howell

/s/ DEBORAH G. MILLER                                   Director                         September 16, 2004
---------------------------------------
    Deborah G. Miller

/s/ CAROL B. MOERDYK                                    Director                         September 8, 2004
---------------------------------------
    Carol B. Moerdyk

/s/ GARY L. MOREAU                                      Director                         September 9, 2004
---------------------------------------
    Gary L. Moreau

/s/ TERENCE P. STEWART                                  Director                         September 8, 2004
---------------------------------------
    Terence P. Stewart